UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________________

SCHEDULE 14A INFORMATION

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Filed by a Party other than the Registrant	☐

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☐	Definitive Proxy Statement
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HEALTH IN TECH, INC.
(Name of Registrant as Specified in its Charter)

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HEALTH IN TECH, INC.

701 S. Colorado Ave, Suite 1, Stuart, FL 34994

SUPPLEMENT DATED OCTOBER 28, 2026 TO THE PROXY STATEMENT DATED OCTOBER 13, 2026

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2026

Purpose of this Supplement

This supplement (this “Supplement”) supplements and amends the definitive proxy statement of Health In Tech, Inc., a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2026 (the “Proxy Statement”), relating to the 2026 Annual Meeting of Stockholders to be held virtually via webcast on November 10, 2026 at 10:00 a.m., EDT, at www.cleartrustonline.com/HIT, and any adjournment or postponement thereof (the “Meeting”). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Proxy Statement.

On October 27, 2026, the Board of Directors of the Company (the “Board of Directors”) approved a revision to Proposal Four (the “2024 Plan Amendment Proposal”) to further increase the total number of shares of Class A Common Stock authorized for issuance pursuant to awards granted under the Health In Tech, Inc. Equity Incentive Plan (2024) (the “2024 Plan”), including upon the exercise of incentive stock options, from 10,677,849 shares to 30,677,849 shares, rather than to 20,677,849 shares as described in the Proxy Statement (as so revised, “Amended Proposal Four”). Amended Proposal Four replaces and supersedes Proposal Four as described in the Proxy Statement in its entirety.

This Supplement should be read together with the Proxy Statement. Except as specifically amended or supplemented by this Supplement, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement, together with an updated proxy card (the “Updated Proxy Card”), is first being made available to stockholders on or about October 28, 2026.

Record Date; Meeting Date; Other Proposals

The Record Date for the Meeting remains the close of business on September 18, 2026, and the date, time and virtual format of the Meeting are unchanged. Proposals One, Two, Three and Five, and the Board of Directors’ recommendations on those proposals, are unchanged.

Voting Matters; Effect on Proxies Already Submitted

All previously submitted proxies and voting instructions will be disregarded. To have your shares voted at the Meeting on any proposal, you must submit a new vote using the Updated Proxy Card, by internet or telephone, or at the Meeting, even if you have already voted.

•        Proxies previously submitted (whether by proxy card, internet or telephone) will not be voted on any proposal at the Meeting, will not be counted as present for purposes of determining a quorum, and are superseded by the Updated Proxy Card.

•        Your shares will be voted on Proposals One, Two, Three and Five and on Amended Proposal Four only if you submit a new proxy (or vote at the Meeting) after the date of this Supplement.

•        If you submit the Updated Proxy Card, or vote by internet or telephone after the date of this Supplement, your shares will be voted on all proposals as indicated on your latest-dated proxy. If you sign and return the Updated Proxy Card without giving voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors on all proposals, including FOR Amended Proposal Four.

•        If you hold your shares in street name, please follow the instructions provided by your bank, broker or other nominee to submit new voting instructions. Amended Proposal Four is a “non-routine” matter, and your broker may not vote your shares on it without your instructions.

•        You may revoke your proxy at any time before the final vote at the Meeting in the manner described under “Important Information About the Annual Meeting and Voting — Can I change my vote after I submit my proxy?” in the Proxy Statement.

Internet and telephone votes must be submitted before 11:59 p.m., Eastern Time, on November 9, 2026, and proxy cards returned by mail must be received by ClearTrust, LLC — Proxy Agent, 2420 Brunello Trace, Lutz, Florida 33558 not later than November 9, 2026, in each case as described in the Proxy Statement.

Amendments to the Proxy Statement

The Proxy Statement is amended as follows. References to Proposal Four or the 2024 Plan Amendment Proposal throughout the Proxy Statement, including in the Notice of 2026 Annual Meeting of Stockholders, in “Important Information About the Annual Meeting and Voting — What is the purpose of the Meeting?” and in “How does the Board of Directors recommend I vote on the proposals?”, are amended to refer to Amended Proposal Four, and each reference to “20,677,849” shares in connection with Proposal Four is replaced with “30,677,849” shares.

Amended Description of Proposal Four in the Notice and Proxy Statement

Item 4 in the Notice of 2026 Annual Meeting of Stockholders, and item 4 under “What is the purpose of the Meeting?”, are amended and restated in their entirety as follows:

“4. To amend the Health In Tech, Inc. Equity Incentive Plan (2024) (the “2024 Plan”) to increase the total number of shares of Class A Common Stock authorized for issuance pursuant to awards granted thereunder, including upon the exercise of incentive stock options, from 10,677,849 shares to 30,677,849 shares (“Proposal Four” or the “2024 Plan Amendment Proposal”);”

Amended and Restated Proposal Four

The section of the Proxy Statement captioned “Proposal Four — 2024 Plan Amendment Proposal — Overview” is amended and restated in its entirety as follows:

PROPOSAL FOUR — 2024 PLAN AMENDMENT PROPOSAL (AS AMENDED)

Overview

Our Board of Directors is asking our stockholders to approve an amendment to our 2024 Plan to increase the maximum number of shares of Class A Common Stock available for grant under the 2024 Plan, including upon the exercise of incentive stock options, from 10,677,849 shares to 30,677,849 shares (the “2024 Plan New Amendment”).

The 2024 Plan was originally approved by the Company’s Board of Directors and stockholders on August 24, 2024 and became effective upon consummation of the Company’s initial public offering on December 24, 2024. On September 8, 2025, our Board of Directors approved certain amendments to the 2024 Plan to (i) increase the maximum number of shares of Class A Common Stock available for grant under the 2024 Plan from 7,677,849 shares to 10,677,849 shares and (ii) include the issuance of up to 2,000,000 shares of Class B Common Stock to executive officers of the Company, including upon the exercise of options convertible into Class B Common Stock (together, the “2024 Plan Prior Amendments”). The 2024 Plan Prior Amendments were approved by the stockholders on October 3, 2025.

As originally described in the Proxy Statement, the Board of Directors proposed to increase the number of shares of Class A Common Stock available for grant under the 2024 Plan from 10,677,849 shares to 20,677,849 shares. On October 27, 2026, the Board of Directors approved a revision to the 2024 Plan New Amendment to increase that number to 30,677,849 shares, an increase of 20,000,000 shares of Class A Common Stock. The Board of Directors determined to increase the size of the proposed share reserve to fund the contingent equity awards granted to Sanjay Shrestha, the Company’s newly appointed Chief Executive Officer, described below under “New Plan Benefits,” as well as anticipated grants to other new hires and the growth of the Company’s workforce.

The 2024 Plan New Amendment is intended to allow us to maintain a pool of shares available for grant under the 2024 Plan in order to retain, incentivize and reward our current employees, directors and consultants, and to attract new employees and consultants and, where appropriate, new director candidates. As of the Record Date, there were approximately 5,757,096 shares of Class A Common Stock and approximately 2,000,000 shares of Class B Common Stock (including shares issuable upon the exercise of options convertible into Class B Common Stock) available for future grants under the 2024 Plan. On October 20, 2026, the Company granted Mr. Shrestha the following restricted stock awards from shares then available under the 2024 Plan: (i) a sign-on award of 2,000,000 shares of Class A Common Stock, vesting in equal monthly installments over twelve months; (ii) an acquisition award of between 1,500,000 and 2,000,000 shares of Class A Common Stock, with the final number to be determined by the Compensation Committee upon closing, vesting in full upon the closing of a qualifying acquisition on or before December 31, 2028; and (iii) the MC-1 and MC-5 tranches of the market capitalization awards described in the table below. The market capitalization awards consist of five tranches, totaling 4,500,000 shares, that vest in equal monthly installments over twelve months following the first date on which the Company’s market capitalization, based on the 10-day volume-weighted average price of the applicable share class, exceeds the applicable threshold on or before the applicable deadline, subject to continued service, and are otherwise forfeited, as follows:

Tranche	Share Class	Shares Market Capitalization Threshold	Achievement Deadline
MC-1	Class A Common Stock	1,500,000 > $150 million	April 30, 2028
MC-2*	Class A Common Stock	1,500,000 > $300 million	December 31, 2028
MC-3*	Class A Common Stock	500,000 > $500 million	December 31, 2029
MC-4*	Class A Common Stock	500,000 > $1 billion	December 31, 2031
MC-5	Class B Common Stock	500,000 > $150 million	April 30, 2028

____________

*        Contingent grant tranche, subject to stockholder approval of Amended Proposal Four.

The sign-on award, the acquisition award and the MC-1 and MC-5 tranches cover an aggregate of 5,500,000 shares (5,000,000 shares of Class A Common Stock and 500,000 shares of Class B Common Stock), assuming the minimum acquisition award, and 6,000,000 shares (5,500,000 shares of Class A Common Stock and 500,000 shares of Class B Common Stock), assuming the maximum acquisition award. Assuming the maximum acquisition award, approximately 257,096 shares of Class A Common Stock and 1,500,000 shares of Class B Common Stock remained available for future grants after these awards. Approval of the 2024 Plan New Amendment would increase the number of shares of Class A Common Stock available for future grants by 20,000,000 shares, of which 2,500,000 shares would be used to fund the contingent MC-2, MC-3 and MC-4 tranches. The increase may result in additional dilution to holders of our outstanding stock. Based on 53,600,790 shares of Class A Common Stock outstanding as of the Record Date, the 20,000,000 additional shares would represent approximately 37.3% of our outstanding Class A Common Stock.

Amendments to “Grant of Awards; Shares Available for Awards”

The second sentence of the paragraph captioned “Grant of Awards; Shares Available for Awards” under “Description of the 2024 Plan” is amended to read: “Prior to the effectiveness of the 2024 Plan New Amendment, which seeks to increase the aggregate number of shares of Class A Common Stock reserved and available for grant and issuance by 20,000,000 to 30,677,849, the aggregate number of shares of Class A Common Stock reserved and available for grant and issuance under the 2024 Plan is 10,677,849, and the aggregate number of shares of Class B Common Stock reserved and available for grant and issuance under the 2024 Plan is 2,000,000.” The last sentence of that paragraph is amended to read: “The proposed amendment would increase the aggregate incentive stock options share limit for Class A Common Stock to 13,000,000 shares.”

Vote Required; Board Recommendation

The vote required to approve Amended Proposal Four is unchanged. The affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote is required to approve Amended Proposal Four. Abstentions, Broker Non-Votes and votes withheld by non-participating stockholders with respect to this proposal will have the same effect as votes against this proposal because such shares are considered outstanding voting power present or represented at the Meeting but are not affirmative votes in favor of the proposal.

Our Board of Directors recommends a vote FOR Amended Proposal Four.

Amended and Restated Appendix B

Appendix B to the Proxy Statement is amended and restated in its entirety as set forth in Appendix B to this Supplement.

Interests of Directors and Executive Officers

Our directors and executive officers are eligible to receive awards under the 2024 Plan and therefore have an interest in Amended Proposal Four. In particular, Mr. Shrestha has a direct interest in Amended Proposal Four, because the grant of the MC-2, MC-3 and MC-4 tranches of his market capitalization awards, totaling 2,500,000 shares of Class A Common Stock, is contingent upon stockholder approval of Amended Proposal Four. If Amended Proposal Four is not approved, those tranches will be forfeited without consideration. Except as described under “New Plan Benefits” below, the number of awards to be granted to executive officers and directors under the 2024 Plan in the future cannot be determined at this time.

New Plan Benefits

The following awards will become effective under the 2024 Plan, subject to stockholder approval of Amended Proposal Four. On October 20, 2026, the Board of Directors, upon the recommendation of the Compensation Committee, approved the grant to Sanjay Shrestha, our Chief Executive Officer, of the following contingent restricted stock awards of Class A Common Stock: (i) MC-2, 1,500,000 shares, vesting if the Company’s market capitalization exceeds $300 million on or before December 31, 2028; (ii) MC-3, 500,000 shares, vesting if the Company’s market capitalization exceeds $500 million on or before December 31, 2029; and (iii) MC-4, 500,000 shares, vesting if the Company’s market capitalization exceeds $1 billion on or before December 31, 2031. Each tranche vests in equal monthly installments over the twelve months following achievement of the applicable threshold, subject to continued service. Market capitalization is measured based on a 10-day volume-weighted average price. The dollar value of these awards is not determinable because it depends on the market price of our Class A Common Stock and the achievement of the applicable thresholds. Other than these awards, no awards have been granted under the 2024 Plan that are contingent upon stockholder approval of Amended Proposal Four, and future awards are discretionary and not currently determinable.

Other Information

The Board of Directors does not know of any other matters that may come before the Meeting. Except as described in this Supplement, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. This Supplement and the Updated Proxy Card are available at www.cleartrustonline.com/HIT.

By Order of the Board of Directors,
/s/ Tim Johnson
Tim Johnson
Executive Chairman of the Board
October 28, 2026

Appendix B

HEALTH IN TECH, INC.

HEALTH IN TECH EQUITY INCENTIVE PLAN (2024)

(As of November 10, 2026)

AMENDMENT TO THE EQUITY INCENTIVE PLAN

WHEREAS, Health In Tech, Inc., a Nevada corporation (the “Company”), maintains the Equity Incentive Plan (the “Plan”) under which Awards are granted to Employees, Directors, and Consultants. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan; and

WHEREAS, Article 17 of the Plan provides that the Board may amend, alter or discontinue the Plan at any time, provided that no amendment, alteration or discontinuation will be made, without the approval of such amendment by the Company’s stockholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Stock may be listed or quoted); and

WHEREAS, the Board has determined that it would be advisable and in the best interest of the Company and its stockholders to amend the Plan to increase the number of shares that may be subject to Awards under the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1. Article 5 of the Plan is amended by deleting the existing Section 5.1 in its entirety and inserting in lieu thereof the following new Section 5.1:

5.1 Authorized Shares. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to any adjustments as necessary pursuant to Article XV, the aggregate number of shares of Class A Common Stock reserved and available for grant and issuance under the Plan is 30,677,849 and the aggregate number of shares of Class B Common Stock reserved and available for grant and issuance under the Plan is 2,000,000. In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then in each such case the shares of Stock so tendered or withheld shall not be added back to the shares of Stock available for grant under the Plan. Only Shares underlying Awards under this Plan that are forfeited, canceled, or expire unexercised, shall be available again for issuance under the Plan.

2. Article 5 of the Plan is amended by deleting the existing Section 5.3 in its entirety and inserting in lieu thereof the following new Section 5.3:

5.3 Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 5.1, and subject to Article XV, the aggregate maximum number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options is 13,000,000 shares.

Except as specifically specified in this Amendment, the Plan shall in all other respects remain unmodified and in full force and effect.

B-1

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this ___ day of November, 2026.

HEALTH IN TECH, INC.
By: ______________________
Name: Sanjay Shrestha
Title: Chief Executive Officer

B-2

Amended Proxy Card This Amended Proxy Card supersedes any proxy card previously provided. Any proxy previously submitted will be disregarded; to vote your shares on any proposal you must submit this Amended Proxy Card, vote by internet or telephone, or vote at the Meeting. Proposal 4 has been revised to increase the 2024 Plan share reserve to 30,677,849 shares. Clear Trust, LLC - Proxy Agent 2420 Brunello Trace Lutz, Florida 33558 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY ONLINE (FASTEST AND EASIEST): Go to: www.cleartrustonline.com/HIT Have your Proxy Card ready Follow the simple instructions to record your vote * SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 ANNUAL MEETING OF STOCKHOLDERS HEALTH IN TECH, INC. November 10, 2026 10:00 a.m. Eastern Daylight Time www.cleartrustonline.com/HIT DATE: TIME: LOCATION: MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided PHONE: Call 1-813-235-4490 Have your Proxy Card ready Request to vote your proxy. CONTROL NUMBER: FOR YOUR VOTE TO COUNT, YOU MUST VOTE BEFORE 11:59 PM EST ON NOVEMBER 9th, 2026. USE THE CONTROL NUMBER ABOVE TO VOTE ONLINE. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Tim Johnson and Julia (LinLin) Qian (the “Named Proxies”), and each or any of them, as proxies for the undersigned, with full power of substitution and resubstitution, and authorizes them, and each of them, to vote all the shares of common stock of Health In Tech, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters speciﬁed and upon such other matters as may be properly brought before the meeting or any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or otherwise provide voting instructions by phone or on the internet as described above. Continued and to be signed on the reverse side

HEALTH IN TECH, INC.

ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. Elect five directors to serve on our Board of Directors for a one-year term of office expiring at the 2027 Annual Meeting of Stockholders.	FOR		ABSTAIN	FOR EACH NOMINEE
Tim Johnson	☐		☐	
Julia (LinLin) Qian	☐		☐	
William Howard	☐		☐	
Timothy Hayes	☐		☐	
Tim Cortes	☐		☐	
	FOR	AGAINST	ABSTAIN	
2. To approve an amendment to our Second Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation") to increase the total authorized shares of capital stock of the Company from 220,000,000 to 720,000,000 (the "Authorized Shares Increase"), consisting of 650,000,000 shares of Class A Common Stock, $0.001 par value per share (the "Class A Common Stock"), 50,000,000 shares of Class B Common Stock, $0.001 par value per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and 20,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock")	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN	
3. To approve, in compliance with Nasdaq Listing Rule 5635(b) and Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company's issued and outstanding Class A Common Stock, pursuant to that certain Standby Equity Purchase Agreement dated August 12, 2026 (the "SEPA") between the Company and YA II PN, Ltd. ("Yorkville")	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN	
4. To amend the Health In Tech, Inc. Equity Incentive Plan (2024) (the "2024 Plan") to increase the total number of shares of Class A Common Stock authorized for issuance pursuant to awards granted thereunder, including upon the exercise of incentive stock options, from 10,677,849 shares to 30,677,849 shares	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN	
5. To ratify the appointment of MaloneBailey, LLP as the Company's independent auditors for the year ending December 31, 2026	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN	
6. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.	☐	☐	☐	FOR

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

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